As filed with the Securities and Exchange Commission on May 22, 2017

Registration No. 333-_______

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

INDEPENDENCE HOLDING COMPANY

(Exact name of registrant as specified in its charter)

Delaware	58-1407235
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation or organization)

96 Cummings Point Road

Stamford, Connecticut 06902

(Address of Principal Executive Offices)

independence holding company

2016 Stock iNCENTIVE PLAN

(Full title of the plan)

Teresa A. Herbert

Chief Financial Officer and Sr. Vice President

Independence Holding Company

96 Cummings Point Road

Stamford, Connecticut 06902

(Name and address of agent for service)

(203) 358-8000

(Telephone number, including area code, of agent for service)

With a copy to:

Henry C. W. Nisser, Esq.

Sichenzia Ross Ference Kesner LLP

61 Broadway, 32nd Floor

New York, New York 10006

Telephone: (212) 930-9700

______________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer	☐	Accelerated Filer	☒
Non-Accelerated Filer	☐	Smaller Reporting Company	☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

		Proposed maximum	Proposed maximum
Title of securities	Amount to be	offering price	aggregate	Amount of
to be registered	registered(1)	per share(2)	offering price	registration fee

Common Stock,	1,300,000 shares	$17.48	$22,724,000	$2,633.71
$1.00 par value

(1) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this registration statement also covers an indeterminate number of additional shares of Common Stock with respect to the shares registered hereunder in the event of a stock split, stock dividend or similar transaction.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h) under the Securities Act of 1933, as amended, based upon the average ($17.48) of the high ($17.70) and low ($17.25) sales prices of the registrant’s common stock as reported on the New York Stock Exchange on May 19, 2017.

PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

The documents containing the information specified in “Item 1. Plan Information” and “Item 2. Registrant Information and Employee Plan Annual Information” of Form S-8 will be sent or given to participants of the Independence Holding Company 2016 Stock Incentive Plan, as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”). In accordance with the Note to Part I of Form S-8, such documents are not required to be, and are not, filed with the Securities and Exchange Commission (the “Commission”) either as part of this registration statement or as a prospectus or prospectus supplement pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference in this registration statement pursuant to Item 3 of Part II of Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

information required in the registration statement

Item 3. Incorporation by Reference.

The following documents, which have been filed with the Commission by the Registrant, are incorporated by reference in this Registration Statement. The information incorporated by reference is considered to be part of this Registration Statement, and information that the Registrant files later with the Commission will automatically update and supersede this information. The Registrant incorporates by reference the documents listed below and any future filings the Registrant makes with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”):

(a)	the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016, as filed with the Commission on May 22, 2017;

(b)	the Registrant’s Current Report on Form 8-K, as filed with the Commission on April 4, 2017; and

(c)	the description of the Registrant’s common stock contained in the Registrant’s Registration Statement on Form 8-A, dated July 13, 2004, as filed with the Commission on July 13, 2004, and any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents with the Commission.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

You may contact the Registrant to request copies of these filings as follows:

Independence Holding Company

485 Madison Avenue, 14th Floor

New York, New York 10022

Attn: Corporate Secretary

Telephone requests may be directed to (212) 355-4141.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Sichenzia Ross Ference Kesner LLP will pass upon the validity of the common stock offered by the selling stockholders in this offering.

Item 6. Indemnification of Directors and Officers.

The Restated Certificate of Incorporation, as amended, of the Registrant provides that the Registrant shall indemnify to the full extent permitted by law and by the by-laws of the Registrant any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that such person is or was an officer, employee or agent of the Registrant or serves or served any other corporation, partnership, joint venture, trust or other enterprise as a director, officer, employee, agent or trustee at the express or implied request of the Registrant.

The Bylaws of the Registrant provides that the Registrant shall indemnify, subject to the requirements below, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Registrant), by reason of the fact that such person is or was a director, officer, employee or agent of the Registrant, or is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Registrant and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful.

Notwithstanding the foregoing, no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have adjudged to be liable for negligence or misconduct in the performance of such duty to the Registrant unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery of the State of Delaware or such other court shall deem proper. Further, any indemnification (unless ordered by a court) shall be made by the Registrant only as authorized in a specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because such person has met the applicable standard of conduct set forth above. Such determination shall be made (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, (ii) if such a quorum of disinterested directors so directs, by independent legal counsel in a written opinion or (iii) by the stockholders,

Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers, as well as other employees and individuals, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by any such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent of the company. The Delaware General Corporation Law provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise. The Registrant’s Restated Certificate of Incorporation, as amended, and its Bylaws provide for indemnification by the Registrant of its directors and officers to the fullest extent permitted by Delaware General Corporation Law.

Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchase, redemptions or other distributions, or (iv) for any transaction from which the director derived an improper personal benefit. As described above, the Registrant’s Restated Certificate of Incorporation, as amended, provides for indemnification of its directors in connection with any proceeding to the fullest extent permitted by law.

The Registrant has obtained directors’ and officers’ insurance providing indemnification for certain of the Registrant’s directors, officers and employees for certain liabilities.

The foregoing summaries are necessarily subject to the complete texts of Section 145 of the Delaware General Corporation Law, the Restated Certificate of Incorporation, as amended, of the Registrant and the Bylaws of the Registrant referred to above and are qualified in their entirety by reference thereto.

Item 7. Exemption from Registration Claimed

Not applicable.

Item 8. Exhibits.

The Exhibit Index filed herewith and appearing immediately before the exhibits hereto is incorporated by reference.

Item 9. Undertakings

(a) Rule 415 Offering. The Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) Subsequent Exchange Act Documents. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Indemnification. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut, on this 22nd day of May, 2017.

INDEPENDENCE HOLDING COMPANY

By:	/s/ Teresa A. Herbert
Name: Teresa A. Herbert
Title: Chief Financial Officer and Sr. VP

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Roy T.K. Thung, David T. Kettig and Teresa A. Herbert, and each of them, such person’s true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for such person and in such person’s name, place and stead, in any and all capacities (including such person’s capacity as a director and/or officer of Independence Holding Company), to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

Signature	Capacity	Date

/s/ Roy T.K. Thung	CEO, President and Chairman	May 22, 2017
(Principal Executive Officer)

/s/ Teresa A. Herbert	CFO, Sr. VP and Director	May 22, 2017
(Principal Financial and Accounting Officer)

/s/ David T. Kettig	COO, Executive VP and Director	May 22, 2017

/s/ Larry R. Graber	Director	May 22, 2017

/s/ Allan C. Kirkman	Director	May 22, 2017

/s/ John L. Lahey	Director	May 22, 2017

/s/ Steven B. Lapin	Vice Chairman	May 22, 2017

/s/ Ronald I. Simon	Director	May 22, 2017

/s/ James G. Tatum	Director	May 22, 2017

INDEX TO EXHIBITS

4.1	Independence Holding Company 2016 Stock Incentive Plan, incorporated by reference to the Proxy Statement for the Company’s Annual Meeting of Stockholders held on November 11, 2016.
5.1	Opinion of Sichenzia Ross Ference Kesner LLP regarding the legality of the securities being registered hereunder.*
10.1	Form of Stock Option Award Agreement under the Independence Holding Company 2016 Stock Incentive Plan, incorporated by reference to the Company’s Current Report on Form 8-K filed with the Commission on November 16, 2016.
10.2	Form of Restricted Share Unit Award Agreement under the Independence Holding Company 2016 Stock Incentive Plan, incorporated by reference to the Company’s Current Report on Form 8-K filed with the Commission on November 16, 2016.
10.3	Form of Share Appreciation Rights Award Agreement under the Independence Holding Company 2016 Stock Incentive Plan, incorporated by reference to the Company’s Current Report on Form 8-K filed with the Commission on November 16, 2016.
23.1	Consent of RSM US LLP, independent registered public accounting firm.*
23.2	Consent of KPMG LLP, independent registered public accounting firm.*
23.3	Consent of Sichenzia Ross Ference Kesner LLP (included in Exhibit 5.1).*
24	Power of Attorney (included on the Signature Page).*

* Filed herewith